CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust and to the use of our report dated August 28, 2018 on the financial statements and financial highlights of Power Income Fund, Power Dividend Index Fund, Power Momentum Index Fund, Power Floating Rate Index Fund, and Power Dividend Mid-Cap Index Fund, each a series of shares of beneficial interest in Northern Lights Fund Trust. Such financial statements and financial highlights appear in the June 30, 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 29, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1,132 to Registration Statement No. 333-122917 on Form N-1A of our report dated August 28, 2018, relating to the financial statements and financial highlights of the Power Global Tactical Allocation/JA Forlines Fund, appearing in the Annual Report on Form N-CSR of the Fund for the year ended June 30, 2018, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and “Policies and Procedures For Disclosure Of Portfolio Holdings” in the Statement of Additional Information, which are part of such Registration Statement.

Costa Mesa, California

October 30, 2018